Exhibit 10.23

Creating Markets, Creating Opportunities

July 2, 2020

LatAm Logistic PER PropCo Lurin I S.R.L. Av. Juan de Arona 0151, Suite 70IB, Floor 7 San Isidro, Lima, Peru

Attention: Mr. Alvaro Chinchayan, Country Manager Peru

Peru: LLP Peru - Investment No. 39427

Amendment Letter to the Amended and Restated Loan Agreement

Dear Mr. Chinchayan:

1. Reference is made to the Amended and Restated Loan Agreement dated June 18, 2019 (the “Loan Agreement”) among LatAm Logistic PER PropCo Lurin I S.R.L., a Sociedad comercial de responsabilidad limitada originated and exiting under the laws of Republic of Peru (the “Borrower”), and International Finance Corporation, an international organization established by Articles of Agreement among its member countries including the Republic of Peru (“IFC”). Unless otherwise defined in this letter, terms defined in the Amended and Restated Loan Agreement shall have the meanings ascribed thereto when used in this letter (“Amendment Letter”).

2. Each of the Borrower and IFC agree that the Amended and Restated Loan Agreement is hereby amended as follows:

(a)	Section 2.05 (Repayment) (a)(i) of the Amended and Restated Loan Agreement is amended and restated in its entirety to read as follows:

“Subject to Section 1.04 (Business Day Adjustment), the Borrower shall repay the Al Loan on the following Interest Payment Dates and in the following amounts:

Interest Payment Date	Principal Amount Due

January 15, 2020	$387,878
July 15,2020	$539,873
January 15, 2021	$683,326
July 15, 2021	$710,147
January 15,2022	$738,020
July 15,2022	$766,988
January 15, 2023	$797,092
July 15, 2023	$828,377
January 15, 2024	$860,891
July 15, 2024	$894,681
January 15,2025	$929,797
July 15, 2025	$966,292
January 15, 2026	$1,004,219
July 15,2026	$1,043,634
January 15,2027	$1,084,597
July 15, 2027	$1,127,168
January 15, 2028	$1,171,409
July 15, 2028	$4,965,611	.”

WORLDBANKGROUP

Mr. Alvaro Chinchayan	-2-	July 2, 2020

3. The amendments provided in paragraph 2 above shall be applicable solely with respect to the matters expressly provided therein, and no other amendments, waivers or consents may be construed or implied. The parties hereto agree that this Amendment Letter shall become effective on the date this Amendment Letter has been executed and delivered by each party hereto.

4. Except as otherwise provided in this Amendment Letter, all terms and conditions of the Amended and Restated Loan Agreement shall continue in full force and effect. Nothing herein contained shall be construed or interpreted to have the effect of directly or indirectly modifying or in any manner affecting the validity of any provision of the Amended and Restated Loan Agreement, other than the provision that has been specifically amended pursuant to this Amendment Letter, nor shall anything herein be construed or interpreted as operating a novation with respect to the Amended and Restated Loan Agreement. Each reference to the “Agreement,” “this Agreement” and indirect references such as “hereunder,” “hereby,” “herein,” “hereof’ and words of similar import in the Amended and Restated Loan Agreement, as amended hereby, shall be a reference to the Amended and Restated Loan Agreement as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

5. This Amendment Letter may be executed and delivered in counterparts (including by transmission by facsimile or electronic format), each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment Letter by signing any such counterpart.

6. Governing Law. This Amendment Letter shall be governed by and construed in accordance with the laws of the State of New York, United States of America. The provisions of Section 7.02 (Notices), Section 7.05 (Applicable Law and Jurisdiction), and Section 7.09 (Counterparts) of the Amended and Restated Loan Agreement are hereby incorporated by reference and, accordingly, shall apply mutatis mutandis to this Waiver Letter.

7. Please acknowledge your agreement with the terms and conditions of this Amendment Letter by signing three (3) originals and returning two (2) fully executed originals to IFC.

Sincerely,

Cecilia E. P. de Rabassa
Manager, Portfolio
Manufacturing, Agribusiness and Services Department
Latin America and the Caribbean

Accepted and Agreed:

LATAM LOGISTICS PER PROPCO LURINI S.R.L.

Digitally signed by MICHAEL PATRICK FANGMAN JR (FIRMA) Date: 2020.07.06
By.	MICHAEL PATRICK FANGMAN JR (FIRMA)	13:41:56-06‘00’
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